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                                                                     EXHIBIT 3.1

                                    CHARTER
                                      OF
                             TKC ACQUISITION CORP.

     The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.

     FIRST:   The corporate name for the corporation (hereinafter called the
     ------
"Corporation") is TKC ACQUISITION CORP.

     SECOND:  The number of shares which the Corporation is authorized to issue
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is One Hundred (100), all of which are without par value and are of the same class and are to be Common shares.

     THIRD:   The street address and zip code of the initial registered office
     ------
of the Corporation in the State of Tennessee is 500 Tallan Building, Two Union Square, Chattanooga, County of Hamilton, Tennessee 37402-2571.

              The name of the initial registered agent of the Corporation at the said registered office is Corporation Service Company.

     FOURTH:  The name and the address and zip code of the incorporator are:
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              Name:                                  Address:
              -----                                  --------
     Claire A. Addlestone, Esq.                303 Peachtree Street
                                               Suite 5300
                                               Atlanta, Georgia 30308

     FIFTH:   The street address and zip code of the initial principal office of
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the Corporation are:
                           c/o Briggs L. Tobin, Esq.
                           303 Peachtree Street
                           Suite 5300
                           Atlanta, Georgia 30308

     SIXTH:   The Corporation is for profit.
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     SEVENTH: The Corporation shall, to the fullest extent permitted by the
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provisions of the Tennessee Business Corporation Act, as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw,
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vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     EIGHTH:  The personal liability of the directors of the Corporation is
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eliminated to the fullest extent permitted by the provisions of the Tennessee
Business Corporation Act, as the same may be amended and supplemented.

     NINTH:   The duration of the Corporation shall be perpetual.
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     TENTH:   The number of initial directors of the Corporation is one (1), and
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the name and the address and zip code of the initial director are:

              Name:                            Address:
              -----                            --------
        Philip H. Sanford             c/o Briggs L. Tobin, Esq.
                                      303 Peachtree Street
                                      Suite 5300
                                      Atlanta, Georgia 30308

     Signed on June 26, 1997.


                              /s/ Claire A. Addlestone
                              ----------------------------------
                              Claire A. Addlestone, Incorporator